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As filed with the Securities and Exchange Commission on September 15, 2003

Registration No. 333-107811

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT

Under The Securities Act of 1933

TTM Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1033443 (I.R.S. Employer Identification No.)

2630 South Harbor Boulevard
Santa Ana, California 92704
(714) 327-3000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Stacey M. Peterson
Chief Financial Officer
2630 South Harbor Boulevard
Santa Ana, California 92704
(714) 327-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce E. Macdonough, Esq. Michael L. Kaplan, Esq. Greenberg Traurig, LLP 2375 E. Camelback Rd. Phoenix, Arizona 85016 (602) 445-8000	Peter T. Healy, Esq. C. Brophy Christensen, Esq. O'Melveny & Myers LLP 275 Battery Street, Suite 2600 San Francisco, CA 94111 (415) 984-8700

        Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, no par value	$150,000,000.00	$12,135.00

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)
The Company previously paid $8,090.00 of the registration fee at the time of the original filing.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        TTM Technologies, Inc. has prepared this Amendment No. 2 for the purpose of filing with the Securities and Exchange Commission Exhibit 5.1 to the Registration Statement. Amendment No. 2 does not modify any provision of the Prospectus included in the Registration Statement; accordingly, such Prospectus has not been included herein.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts, payable by the Registrant in connection with the sale of the securities being registered. All amounts shown are estimates, except the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee.

SEC registration fee	$8,090
NASD fee	30,500
Nasdaq National Market listing fee	2,000
Printing and engraving expenses	220,000
Legal fees and expenses	95,000
Accounting fees and expenses	125,000
Transfer agent and registrar fees	5,000
Miscellaneous fees	14,410

Total	$500,000

Item 15. Indemnification of Directors and Officers.

        The Registrant's Amended Articles of Incorporation (Exhibit 3.1 to this Registration Statement) and Amended Bylaws (Exhibit 3.2 to this Registration Statement) require the Registrant to indemnify or agree to indemnify its directors and officers against liability which a director or officer may incur when made a party to a proceeding because of his or her being an director or officer of the Registrant, provided that no indemnification is permitted for: (i) acts or omissions which are finally adjudged to be intentional misconduct or a knowing violation of law; (ii) conduct which is finally adjudged to be an unlawful distribution to the shareholders of the corporation; or (iii) transactions with respect to which it is finally adjudged that the director or officer personally received a benefit in money, property or services to which he or she was not legally entitled. These documents also require the Registrant to advance or reimburse expenses which directors and officers incur in such proceeding prior to the final resolution of the proceeding. The Amended Bylaws allow the Registrant to obtain insurance coverage against liability which its directors and officers may incur while acting in such capacities.

        In addition, the Registrant has entered into separate indemnification agreements, the form of which is attached as Exhibit 10.12 to this Registration Statement and incorporated herein by reference, with its directors and certain executive officers and key employees. The indemnification agreements provide these executive officers, directors and key employees with indemnification against liabilities that arise because of their status or service to the maximum extent permitted by the Washington Business Corporation Act (the "WBCA"). These agreements could require the Registrant to advance expenses to these individuals incurred as a result of any proceeding against them as to which they could be indemnified.

        The Underwriting Agreement (Exhibit 1.1 hereto) provides for indemnification between the underwriters and the registrant from and against certain liabilities arising in connection with the offering which is the subject of this Registration Statement.

        The Registrant also has obtained in conjunction with the effectiveness of the Registration Statement a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 16. Exhibits.

1.1	Proposed form of Underwriting Agreement.(7)
2.1	Form of Plan of Reorganization.(1)
2.2
Recapitalization and Stock Purchase Agreement dated as of December 15, 1998 by and among Circuit Holdings, LLC, the Registrant and Lewis O. Coley, III, the Colleen Beckdolt Trust No. 2 and Ian Lewis Coley Trust No. 2.(1)
3.1	Registrant's Amended Articles of Incorporation.(1)
3.2	Registrant's Amended Bylaws.(1)
4.1	Form of Registrant's common stock certificate.(1)
4.2	Registration Rights Agreement dated as of December 15, 1998 among the Registrant, Lewis O. Coley, III and Circuit Holdings, LLC.(1)
4.3	Registration Rights Agreement dated as of July 13, 1999 among the Registrant and certain Purchasers listed on Schedule I thereto.(1)
4.4	Registration Rights Agreement dated as of July 13, 1999 among the Registrant and certain Purchasers of Warrants listed on Schedule I thereto.(1)
4.5	Subscription Agreement dated as of July 13, 1999 among the Registrant and Purchasers of Company Common Stock listed on Schedule I thereto.(1)
5.1	Opinion of Karr Tuttle Campbell, P.S.(6)
10.1
Amended and Restated Credit Agreement dated as of September 29, 2000 among the Company, the Domestic Subsidiaries of the Company from time to time parties thereto, the Lender Parties thereto, First Union National Bank, as Administrative Agent, Fleet National Bank, as Syndication Agent, SunTrust Bank, as Documentation Agent, and First Union Capital Markets Corp., as Lead Arranger.(2)
10.2
First Amendment to Amended and Restated Credit Agreement dated as of October 13, 2000 among the Company, the Domestic Subsidiaries of the Company identified as a "Guarantor" on the signature pages thereto, the Lender Parties thereto and First Union National Bank, as Administrative Agent.(2)
10.3
Second Amendment to Amended and Restated Credit Agreement dated as of December 21, 2001 among the Company, the Domestic Subsidiaries of the Company identified as a "Guarantor" on the signature pages thereto, the Lender Parties thereto and First Union National Bank, as Administrative Agent.(3)
10.4
Third Amendment to Amended and Restated Credit Agreement dated April 30, 2003 among the Company, the Domestic Subsidiaries of the Company identified as a "Guarantor" on the signature pages thereto, and the Lender Parties thereto and Wachovia Bank, as Administrative Agent.(7)
10.5
Consent dated December 17, 2002 among the Company, the Domestic Subsidiaries of the Company identified as a "Guarantor" on the signature pages thereto, the Lender Parties thereto and First Union National Bank, as Administrative Agent(5)
10.6	Amended, Restated and Consolidated Management and Consulting Agreement among the Registrant, T.C. Management L.L.C., T.C. Management IV, L.L.C. and Brockway Moran & Partners Management, L.P.(1)

10.7	Employment Agreement dated as of August 3, 2000 between the Registrant and Kenton K. Alder.(1)
10.8	Offer Letter dated as of February 25, 2000 between the Registrant and Stacey M. Peterson.(1)
10.9	Amended and Restated Management Stock Option Plan.(1)
10.10	Form of Management Stock Option Agreement.(1)
10.11	Form of 2000 Equity Compensation Plan.(1)
10.12	Form of Indemnification Agreement with directors, officers and key employees.(1)
10.13	Lease Agreement dated as of July 19, 1995 between the Port of Skagit County and the Registrant.(1)
10.14	Statutory Warranty Deeds for Redmond Facility.(1)
21.1	Subsidiaries of the Registrant(5)
23.1	Consent of KPMG LLP.(7)
23.2	Consent of Arthur Andersen LLP.(7)
23.3	Consent of PricewaterhouseCoopers LLP(7)
23.4	Consent of Karr Tuttle Campbell, P.S. (included in opinion filed as Exhibit 5.1)
24.1	Reference is made to the Signatures section of this Registration Statement as initially filed for the Power of Attorney contained therein.

(1)
Incorporated by reference to the Registration Statement on Form S-1 (Registration No. 333-39906) declared effective September 20, 2000.

(2)
Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on November 16, 2000.

(3)
Incorporated by reference to the Registration Statement on Form S-3 (Registration No. 333-75796) declared effective February 22, 2002.

(4)
Incorporated by reference to the Registrant's Form 8-K as filed with the Securities and Exchange Commission on December 27, 2002.

(5)
Incorporated by reference to the Registrant's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 31, 2003.

(6)
Filed herewith.

(7)
Previously filed.

Item 17. Undertakings

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 15—Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2)
  For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, State of California, on this 15th day of September, 2003.

TTM TECHNOLOGIES, INC.
By:	/s/ STACEY M. PETERSON Stacey M. Peterson, Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ KENTON K. ALDER* Kenton K. Alder	President, Chief Executive Officer (Principal Executive Officer), and Director	September 15, 2003
/s/ STACEY M. PETERSON Stacey M. Peterson	Chief Financial Officer, Secretary (Principal Financial and Accounting Officer)	September 15, 2003
/s/ JEFFREY W. GOETTMAN* Jeffrey W. Goettman	Chairman of the Board	September 15, 2003
/s/ MICHAEL E. MORAN* Michael E. Moran	Vice Chairman of the Board	September 15, 2003
/s/ DOUGLAS L. MCCORMICK* Douglas L. McCormick	Director	September 15, 2003
/s/ JOHN G. MAYER* John G. Mayer	Director	September 15, 2003
/s/ JAMES K. BASS* James K. Bass	Director	September 15, 2003
/s/ RICHARD P. BECK* Richard P. Beck	Director	September 15, 2003

*By:	/s/ STACEY M. PETERSON Stacey M. Peterson Attorney-in-Fact

EXHIBIT INDEX

1.1	Proposed form of Underwriting Agreement.(7)
2.1	Form of Plan of Reorganization.(1)
2.2
Recapitalization and Stock Purchase Agreement dated as of December 15, 1998 by and among Circuit Holdings, LLC, the Registrant and Lewis O. Coley, III, the Colleen Beckdolt Trust No. 2 and Ian Lewis Coley Trust No. 2.(1)
3.1	Registrant's Amended Articles of Incorporation.(1)
3.2	Registrant's Amended Bylaws.(1)
4.1	Form of Registrant's common stock certificate.(1)
4.2	Registration Rights Agreement dated as of December 15, 1998 among the Registrant, Lewis O. Coley, III and Circuit Holdings, LLC.(1)
4.3	Registration Rights Agreement dated as of July 13, 1999 among the Registrant and certain Purchasers listed on Schedule I thereto.(1)
4.4	Registration Rights Agreement dated as of July 13, 1999 among the Registrant and certain Purchasers of Warrants listed on Schedule I thereto.(1)
4.5	Subscription Agreement dated as of July 13, 1999 among the Registrant and Purchasers of Company Common Stock listed on Schedule I thereto.(1)
5.1	Opinion of Karr Tuttle Campbell, P.S.(6)
10.1
Amended and Restated Credit Agreement dated as of September 29, 2000 among the Company, the Domestic Subsidiaries of the Company from time to time parties thereto, the Lender Parties thereto, First Union National Bank, as Administrative Agent, Fleet National Bank, as Syndication Agent, SunTrust Bank, as Documentation Agent, and First Union Capital Markets Corp., as Lead Arranger.(2)
10.2
First Amendment to Amended and Restated Credit Agreement dated as of October 13, 2000 among the Company, the Domestic Subsidiaries of the Company identified as a "Guarantor" on the signature pages thereto, the Lender Parties thereto and First Union National Bank, as Administrative Agent.(2)
10.3
Second Amendment to Amended and Restated Credit Agreement dated as of December 21, 2001 among the Company, the Domestic Subsidiaries of the Company identified as a "Guarantor" on the signature pages thereto, the Lender Parties thereto and First Union National Bank, as Administrative Agent.(3)
10.4
Third Amendment to Amended and Restated Credit Agreement dated April 30, 2003 among the Company, the Domestic Subsidiaries of the Company identified as a "Guarantor" on the signature pages thereto, and the Lender Parties thereto and Wachovia Bank, as Administrative Agent.(7)
10.5
Consent dated December 17, 2002 among the Company, the Domestic Subsidiaries of the Company identified as a "Guarantor" on the signature pages thereto, the Lender Parties thereto and First Union National Bank, as Administrative Agent(5)
10.6	Amended, Restated and Consolidated Management and Consulting Agreement among the Registrant, T.C. Management L.L.C., T.C. Management IV, L.L.C. and Brockway Moran & Partners Management, L.P.(1)
10.7	Employment Agreement dated as of August 3, 2000 between the Registrant and Kenton K. Alder.(1)

10.8	Offer Letter dated as of February 25, 2000 between the Registrant and Stacey M. Peterson.(1)
10.9	Amended and Restated Management Stock Option Plan.(1)
10.10	Form of Management Stock Option Agreement.(1)
10.11	Form of 2000 Equity Compensation Plan.(1)
10.12	Form of Indemnification Agreement with directors, officers and key employees.(1)
10.13	Lease Agreement dated as of July 19, 1995 between the Port of Skagit County and the Registrant.(1)
10.14	Statutory Warranty Deeds for Redmond Facility.(1)
21.1	Subsidiaries of the Registrant(5)
23.1	Consent of KPMG LLP.(7)
23.2	Consent of Arthur Andersen LLP.(7)
23.3	Consent of PricewaterhouseCoopers LLP(7)
23.4	Consent of Karr Tuttle Campbell, P.S. (included in opinion filed as Exhibit 5.1)
24.1	Reference is made to the Signatures section of this Registration Statement as initially filed for the Power of Attorney contained therein.

(1)
Incorporated by reference to the Registration Statement on Form S-1 (Registration No. 333-39906) declared effective September 20, 2000.

(2)
Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on November 16, 2000.

(3)
Incorporated by reference to the Registration Statement on Form S-3 (Registration No. 333-75796) declared effective February 22, 2002.

(4)
Incorporated by reference to the Registrant's Form 8-K as filed with the Securities and Exchange Commission on December 27, 2002.

(5)
Incorporated by reference to the Registrant's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 31, 2003.

(6)
Filed herewith.

(7)
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX